Exhibit 99.1

Contacts:	Kristin Southey
Vice President, IR and Treasurer
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION ANNOUNCES SECOND QUARTER 2008 RESULTS

-  Company Increases Fiscal 2008 Net Revenues and EPS Outlook  -

-  Q3 Net Revenues Expected to Exceed $1 Billion  –

Santa Monica, CA – November 5, 2007 – Activision, Inc. (Nasdaq: ATVI) today announced financial results for the second fiscal quarter ended September 30, 2007.

Net revenues for the second quarter were a record $317.7 million, a 69% increase, as compared to net revenues of $188.2 million reported for the same quarter last fiscal year. Net income for the second fiscal quarter was $0.7 million, or break-even earnings per share, as compared to a net loss of $24.3 million, or a loss per share of $0.09 reported for the second quarter of last fiscal year. Excluding the impact of expenses related to equity-based compensation, the company had net income of $4.9 million and earnings per diluted share of $0.02 for the second quarter. This compares to a net loss of $21.3 million and a loss per share of $0.08, excluding the impact of expenses related to equity-based compensation for the second quarter of last fiscal year.

Net revenues for the six-month period ended September 30, 2007 were $813.2 million, as compared to net revenues of $376.2 million reported for the six-month period of last fiscal year. Net income for the first six months was $28.5 million, or earnings per diluted share of $0.09, as compared with a net loss of $42.6 million, or a loss per share of $0.15, reported for the same period last fiscal year. Excluding the impact of expenses related to equity-based compensation, the company had net income of $37.7 million and earnings per diluted share of $0.12 for the first six months of fiscal 2008. This compares to a net loss of $36.1 million and a loss per share of $0.13, excluding the impact of expenses related to equity-based compensation for the six-month period of last fiscal year.

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Robert Kotick, Chairman and CEO of Activision, stated, “Our second quarter net revenues were the highest in our company’s history and we ended the quarter with $962 million in cash and short-term investments. We significantly strengthened our development capabilities through our acquisition of Bizarre Creations, a proven top-tier developer of racing games which will facilitate our entry into this important segment.”

Kotick continued, “During Q3, we shipped more units of our internally developed, wholly owned franchise, Guitar Hero III®: Legends of Rock, than any other game in Activision’s history. Within the first seven days, consumer sell through was more than $100 million in North America alone — our largest product launch ever. Our third-quarter slate is expected to deliver our strongest quarterly results to date, with forecasted net revenues in excess of $1 billion. The eagerly anticipated Call of Duty 4™: Modern Warfare™ will launch tomorrow, and all of our holiday titles in North America will be in retail distribution by mid-week. We are continuing to leverage our strong portfolio of franchises across key geographies and gaming platforms. As a result of our strong performance in the first six months of the fiscal year, and our solid third quarter release slate, we are raising our fiscal year 2008 net revenues and earnings outlook.”

Business Highlights

During the second quarter, Activision released three titles — one title worldwide,  Guitar Hero™ Encore: Rocks the 80s™ on the PlayStation® 2 computer entertainment system from Sony, and two titles in Europe — TRANSFORMERS: The Game on the Xbox 360™ video game and entertainment system from Microsoft, PLAYSTATION®3 computer entertainment system from Sony, Wii™ home video game system from Nintendo, PlayStation 2 computer entertainment system, PC, and the Nintendo DS™; and the online multiplayer game Enemy Territory: Quake Wars on the PC.

Other quarterly business highlights are as follows:

•        The Guitar Hero™ franchise is the #1 best-selling franchise in the U.S. for the calendar year, and the #3 franchise in the U.S. for the quarter, according to The NPD Group.

•        For the quarter, in Europe, TRANSFORMERS: The Game was the #2 third-party title on all platforms, according to Charttrack and Gfk, and in the U.S., it ranked as a top-10 best-selling console and handheld title, according to The NPD Group. Worldwide, TRANSFORMERS was also #1 third-party handheld title for the

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quarter, including the #1 best-selling game for the Nintendo DS and the PSP® (PlayStation® Portable) system, according to The NPD Group, Charttrack and Gfk.

•        On September 26, 2007, Activision announced that it had acquired U.K.-based developer Bizarre Creations, one of the world’s premier video game developers and a leader in the racing category. The acquisition will enable Activision to enter the $1.4 billion racing category, which is the fourth most popular videogame genre and represents more than 10% of the total video game market worldwide.

•      For the quarter, Activision’s international publishing net revenues grew 80% over the prior year, and for the first six months of the fiscal year were up 145% as compared to the same period for last fiscal year.

•      In the U.S., for the second quarter, Activision doubled its console and hand-held market share from 5% to 10% year over year, according to The NPD Group.

For the third quarter, Activision has already shipped Bee Movie Game in connection with DreamWorks Animation’s theatrical release; Enemy Territory: Quake Wars in North America; Guitar Hero® III: Legends of Rock; Spider-Man™: Friend or Foe; and Tony Hawk’s Proving Ground. Activision’s Call of Duty™ 4: Modern Warfare™ will be released worldwide on November 6, 2007.

Company Outlook

Today, Activision increased its fiscal year 2008 net revenues and earnings per share outlook. For the full fiscal year, the company expects net revenues of $2.07 billion and earnings per diluted share of $0.55. Excluding the impact of equity-based compensation expense, the company expects earnings per diluted share of $0.65 for the full fiscal year.

For the back half of the fiscal year, Activision expects that the acquisition of Bizarre Creations will be dilutive by approximately $0.02 - $0.03 per share and this has been incorporated into the above fiscal year outlook. For the third quarter, the company expects net revenues of $1.05 billion and earnings per diluted share of $0.51. Excluding the impact of equity-based compensation expense, the company expects earnings per diluted share of $0.55 for the third quarter.

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Conference Call

Today at 4:30 p.m. EDT, Activision’s management will host a conference call and Webcast to discuss its second quarter fiscal year 2008 results and outlook. The company welcomes all members of the financial and media communities to visit the “Investor Relations” area of www.activision.com to listen to the conference call via live Webcast, or to listen to the call live by dialing into (719) 325-4778 in the U.S.

Non-GAAP Financial Measures

Activision provides net income (loss) and earnings (loss) per share data both  including (in accordance with GAAP) and excluding (non-GAAP) the impact of expenses related to employee stock options, employee stock purchase plans, restricted stock rights and other equity-based compensation and the associated tax benefits.

Prior to April 1, 2006, Activision accounted for equity-based compensation under the Accounting Principles Board, Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). In accordance with the APB No. 25, the company historically used the intrinsic value method to account for equity-based compensation. Beginning on April 1, 2006, the company has accounted for equity-based compensation using the fair value method under the Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)”).

Net income (loss) and earnings (loss) per share, excluding (in both cases) the impact of expenses related to equity-based compensation, are not determined in accordance with generally accepted accounting principles (GAAP), and the exclusion of those amounts has the effect of increasing non-GAAP net income and non-GAAP earnings per share (and reducing non-GAAP net loss and non-GAAP loss per share) by the same amounts as compared with GAAP net income (loss) and GAAP earnings (loss) per share for the period. Activision recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net income (loss) and earnings (loss) per share results as determined in accordance with GAAP, and may reduce comparability with other companies that calculate similar non-GAAP measures differently. Management compensates for the limitations resulting from the exclusion of expenses related to equity-based compensation by considering the amount and impact of these expenses separately and by considering the company’s GAAP as well as non-GAAP results and, in this release, by presenting the most comparable GAAP measures, net income (loss) and earnings (loss) per share, directly ahead of non-GAAP net income (loss) and non-GAAP earnings (loss) per share, and by providing a reconciliation in the accompanying table that shows and describes the adjustments made. Management does not believe the limitations resulting from the exclusion of these expenses are material, particularly when this non-GAAP financial measure is disclosed with its most comparable GAAP financial measure, net

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income (loss), and earnings (loss) per share.

Management believes that the presentation of these non-GAAP financial measures provide investors with additional useful information to measure the company’s financial performance because they allow for a better comparison of results in the periods reported herein to those in historical periods. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Non-GAAP net income (loss) and non-GAAP earnings (loss) per share do not include the impact of certain expenses required to be recorded in order to present net income (loss) and earnings (loss) per share in accordance with GAAP. These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income (loss) and non-GAAP earnings (loss) per share do not have a standardized meaning. Therefore, other companies may use the same, or similarly named measures, but exclude different items, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry.

About Activision

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.5 billion for the fiscal year ended March 31, 2007.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, Japan and South Korea. More information about Activision and its products can be found on the company’s World Wide Web site, which is located at www.activision.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. In this release, they are identified by references to dates after the date of this release and words such as “outlook”, “will,” “will be,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” and similar expressions. Factors that could cause Activision’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales of Activision’s titles in its fiscal year 2008, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, international economic and political conditions, integration of recent acquisitions and the identification of suitable future acquisition opportunities and foreign exchange rate changes.

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Other such factors include the further implementation, acceptance and effectiveness of the remedial measures recommended or adopted by the special sub-committee of independent directors established in July 2006 to review our historical stock option granting practices, by the Board and by Activision, the outcome of the  SEC’s formal investigation and the derivative litigation filed in July 2006 against certain current and former directors and officers of Activision relating to Activision’s stock option granting practices, and the possibility that additional claims and proceedings will be commenced, including additional action by the SEC and/or other regulatory agencies, and other litigation (unrelated to stock option granting practices) and any additional risk factors identified in Activision’s most recent annual report on Form 10-K. The forward-looking statements in this release are based upon information available to Activision as of the date of this release, and Activision assumes no obligation to update any such forward-looking statements. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

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ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except earnings (loss) per share data)

	Quarter ended September 30,		Six months ended September 30,
	2007	2006	2007	2006

Net revenues	$317,746	$188,172	$813,201	$376,241
Costs and expenses:
Cost of sales - product costs	151,996	127,374	369,225	235,997
Cost of sales - software royalties and amortization	38,427	9,348	116,679	28,609
Cost of sales - intellectual property licenses	14,533	4,356	47,012	14,272
Product development	33,085	25,608	65,982	51,233
Sales and marketing	51,868	32,550	120,580	68,729
General and administrative	37,382	26,346	73,176	48,260
Total costs and expenses	327,291	225,582	792,654	447,100
Operating income (loss)	(9,545)	(37,410)	20,547	(70,859)
Investment income, net	12,132	8,032	23,694	16,307
Income (loss) before income tax provision (benefit)	2,587	(29,378)	44,241	(54,552)
Income tax provision (benefit)	1,889	(5,076)	15,717	(11,941)
Net income (loss)	$698	$(24,302)	$28,524	$(42,611)

Basic earnings (loss) per share	$0.00	$(0.09)	$0.10	$(0.15)
Weighted average common shares outstanding	287,315	280,627	285,450	279,487

Diluted earnings (loss) per share	$0.00	$(0.09)	$0.09	$(0.15)
Weighted average common shares outstanding assuming dilution	313,263	280,627	312,510	279,487

ACTIVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2007	2007
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$961,760	$954,849
Accounts receivable, net	109,725	148,694
Inventories	189,033	91,231
Software development	104,236	107,779
Intellectual property licenses	10,645	27,784
Deferred income taxes	60,032	51,564
Other current assets	31,453	19,332
Total current assets	1,466,884	1,401,233
Software development	40,433	23,143
Intellectual property licenses	71,145	72,490
Property and equipment, net	53,500	46,540
Deferred income taxes	38,252	48,791
Other assets	10,738	6,376
Goodwill	280,248	195,374
Total assets	$1,961,200	$1,793,947

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158,059	$136,517
Accrued expenses and other liabilities	255,266	204,652
Total current liabilities	413,325	341,169
Other liabilities	18,325	41,246
Total liabilities	431,650	382,415
Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	1,045,891	963,553
Retained earnings	456,301	427,777
Accumulated other comprehensive income	27,358	20,202
Total shareholders’ equity	1,529,550	1,411,532
Total liabilities and shareholders’ equity	$1,961,200	$1,793,947

ACTIVISION, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except earnings (loss) per share data)

Quarter ended September 30, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$38,427	$33,085	$51,868	$37,382	$327,291
Less: Equity-Based Compensation Adjustment*	248	2,414	1,868	2,339	6,869
Non-GAAP Measurement	$38,179	$30,671	$50,000	$35,043	$320,422

Quarter ended September 30, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(9,545)	$698	$0.00	$0.00
Less: Equity-Based Compensation Adjustment*	(6,869)	(4,183)	(0.01)	(0.01)
Non-GAAP Measurement	$(2,676)	$4,881	$0.02	$0.02

Six months ended September 30, 2007	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$116,679	$65,982	$120,580	$73,176	$792,654
Less: Equity-Based Compensation Adjustment*	2,093	3,921	3,639	5,376	15,029
Non-GAAP Measurement	$114,586	$62,061	$116,941	$67,800	$777,625

Six months ended September 30, 2007	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Total Costs and Expenses
GAAP Measurement	$20,547	$28,524	$0.10	$0.09
Less: Equity-Based Compensation Adjustment*	(15,029)	(9,153)	(0.03)	(0.03)
Non-GAAP Measurement	$35,576	$37,677	$0.13	$0.12

*  Includes expense related to employee stock options, employee stock purchase plan and restricted stock rights under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

Quarter ended September 30, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$9,348	$25,608	$32,550	$26,346	$225,582
Less: Equity-Based Compensation Adjustment*	—	991	889	3,011	4,891
Non-GAAP Measurement	$9,348	$24,617	$31,661	$23,335	$220,691

Quarter ended September 30, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(37,410)	$(24,302)	$(0.09)	$(0.09)
Less: Equity-Based Compensation Adjustment*	(4,891)	(2,979)	(0.01)	(0.01)
Non-GAAP Measurement	$(32,519)	$(21,323)	$(0.08)	$(0.08)

Six months ended September 30, 2006	Cost of Sales - Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Operating Expenses
GAAP Measurement	$28,609	$51,233	$68,729	$48,260	$447,100
Less: Equity-Based Compensation Adjustment*	36	2,670	1,929	6,105	10,740
Non-GAAP Measurement	$28,573	$48,563	$66,800	$42,155	$436,360

Six months ended September 30, 2006	Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$(70,859)	$(42,611)	$(0.15)	$(0.15)
Less: Equity-Based Compensation Adjustment*	(10,740)	(6,541)	(0.02)	(0.02)
Non-GAAP Measurement	$(60,119)	$(36,070)	$(0.13)	$(0.13)

*  Includes expense related to employee stock options, employee stock purchase plan and restricted stock rights under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”  See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share equity-based compensation adjustment is presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Six Months Ended September 30, 2007

(Amounts in thousands)

	Quarter Ended				Percent
	September 30, 2007		September 30, 2006		Increase
	Amount	% of Total	Amount	% of Total	(Decrease)
Geographic Revenue Mix
North America	$161,804	51%	$74,249	40%	118%
International	155,942	49%	113,923	60%	37%
Total net revenues	$317,746	100%	$188,172	100%	69%

Segment/Platform Mix
Publishing:
Console	$200,159	63%	$84,136	45%	138%
Hand-held	39,070	12%	23,202	12%	68%
PC	14,530	5%	18,066	10%	-20%
Total publishing net revenues	$253,759	80%	$125,404	67%	102%

Distribution:
Console	$40,325	13%	$33,337	18%	21%
Hand-held	18,670	6%	23,372	12%	-20%
PC	4,992	1%	6,059	3%	-18%
Total distribution net revenues	$63,987	20%	$62,768	33%	2%
Total net revenues	$317,746	100%	$188,172	100%	69%

	Six Months Ended				Percent
	September 30, 2007		September 30, 2006		Increase
	Amount	% of Total	Amount	% of Total	(Decrease)
Geographic Revenue Mix
North America	$471,340	58%	$173,863	46%	171%
International	341,861	42%	202,378	54%	69%
Total net revenues	$813,201	100%	$376,241	100%	116%

Segment/Platform Mix
Publishing:
Console	$558,932	69%	$174,325	46%	221%
Hand-held	95,686	12%	49,786	13%	92%
PC	28,363	3%	36,055	10%	-21%
Total publishing net revenues	$682,981	84%	$260,166	69%	163%

Distribution:
Console	$83,426	10%	$62,125	17%	34%
Hand-held	37,786	5%	41,585	11%	-9%
PC	9,008	1%	12,365	3%	-27%
Total distribution net revenues	$130,220	16%	$116,075	31%	12%
Total net revenues	$813,201	100%	$376,241	100%	116%

ACTIVISION, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter and Six Months Ended September 30, 2007

	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Publishing Net Revenues

PC	6%	14%	4%	14%

Console	79%	67%	82%	67%
Sony PlayStation 3	4%	0%	5%	0%
Sony PlayStation 2	47%	45%	39%	41%
Microsoft Xbox 360	23%	14%	31%	12%
Nintendo Wii	5%	0%	7%	0%
Other	0%	8%	0%	14%

Hand-held	15%	19%	14%	19%
Sony PlayStation Portable	6%	5%	4%	3%
Nintendo Dual Screen	8%	7%	8%	7%
Nintendo Game Boy Advance	1%	7%	2%	9%

Total publishing net revenues	100%	100%	100%	100%